Exhibit 10.2

SIXTH AMENDMENT TO LEASE

This SIXTH AMENDMENT TO LEASE ("Sixth Amendment") is made and entered into as of July 30, 2024 (the "Effective Date"), by and between KR OYSTER POINT I, LLC, a Delaware limited liability company ("Landlord"), and CYTOKINETICS INCORPORATED, a Delaware corporation ("Tenant").

r e c i t a l s :

A. Landlord and Tenant are parties to the Lease dated July 24, 2019 (the "Original Lease"), as amended by that certain First Amendment to Lease dated May 12, 2020 (the "First Amendment"), that certain Second Amendment to Lease dated January 26, 2021 (the "Second Amendment"), that certain Third Amendment to Lease dated November 12, 2021 (the "Third Amendment"), that certain Fourth Amendment to Lease dated October 12, 2022 (the "Fourth Amendment"), and that certain Fifth Amendment to Lease dated November 27, 2023 (the "Fifth Amendment", together with the Original Lease, First Amendment, Second Amendment, Third Amendment, and Fourth Amendment, the "Lease") whereby Tenant leases certain space (the "Premises") within Building 3 of that certain project commonly known as "Kilroy Oyster Point" and more particularly described in the Lease.

B. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth in this Sixth Amendment.

a g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Sixth Amendment.
2.
Construction of Phase 2a and Phase 2b; Construction Deadline Dates. Notwithstanding anything to the contrary contained in Section 3 of the Fifth Amendment, Tenant agrees to use commercially reasonable efforts to cause substantial completion of construction of that portion of Phase 2 (a) consisting of the sixth (6th) floor of the Building on or before December 31, 2025 ("Phase 2a"), and (b) consisting of the seventh (7th) floor of the Building on or before December 31, 2026 ("Phase 2b"), each as evidenced by a certificate of substantial completion signed by the Architect (as that term is defined in the Work Letter). Tenant commenced repayment of amortized Partial Base Rent Abatement (as that term is defined in Section 2 of the Fourth Amendment) in the amount of Fifty-Six Thousand Six Hundred Thirty-Seven and 61/100 Dollars ($56,637.61) per month on November 1, 2023 and will continue to pay such amount each month for the remainder of the initial Lease Term in accordance with the terms of Section 2 of the Fourth Amendment, as amended by Section 3 of the Fifth Amendment and Section 2 of this Sixth

Kilroy Oyster Point [Sixth Amendment] [Cytokinetics Incorporated]

Amendment. Because of such Partial Base Rent Abatement payments previously made by Tenant, the total outstanding Partial Base Rent Abatement amount is Two Million Eight Hundred Forty-Two Thousand Two Hundred Ninety-Six and 26/100 Dollars ($2,842,296.26) as of the Effective Date. Notwithstanding anything to the contrary contained in Section 3 of the Fifth Amendment, in the event construction of Phase 2a is not complete (as evidenced per the first sentence of this Section 2) by December 31, 2025 (the "Phase 2a Construction Deadline Date"), then Landlord may elect, in its sole and absolute discretion, that a portion of the Partial Base Rent Abatement equal to One Million Five Hundred Ninety Thousand Nine Hundred Thirteen and 50/100 Dollars ($1,590,913.50) shall become immediately due and payable as Additional Rent. Notwithstanding anything to the contrary contained in Section 3 of the Fifth Amendment, in the event construction of Phase 2b is not complete (as evidenced per the first sentence of this Section 2) by December 31, 2026 (the "Phase 2b Construction Deadline Date"), then Landlord may elect, in its sole and absolute discretion, that an additional portion of the Partial Base Rent Abatement equal to One Million Two Hundred Fifty-One Thousand Three Hundred Eighty-Two and 76/100 Dollars ($1,251,382.76) shall become immediately due and payable as Additional Rent.
3.
No Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Sixth Amendment and that they know of no real estate broker or agent who is entitled to a commission in connection with this Sixth Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent through, or under the indemnifying party. The terms of this Section 3 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
4.
Signatures. The parties hereto consent and agree that this Sixth Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Sixth Amendment using electronic signature technology, by clicking "SIGN", such party is signing this Sixth Amendment electronically, and (2) the electronic signatures appearing on this Sixth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
5.
No Further Modification. Except as set forth in this Sixth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[Signatures follow on next page]

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IN WITNESS WHEREOF, this Sixth Amendment has been executed as of the Effective Date.

"LANDLORD"	"TENANT"
KILROY OYSTER POINT I, LLC, a Delaware limited liability company	CYTOKINETICS, INCORPORATED, a Delaware corporation

By: Kilroy Realty, L.P.,

            a Delaware limited partnership

            its Sole Member

By: Kilroy Realty Corporation,
a Maryland corporation
Its General Partner

By: /s/ John Osmond

Name: John Osmond

Title: EVP, Head of Asset Management

By: /s/ Eileen Kong

Name: Eileen Kong

Title: SVP, Asset Management

By: /s/ Robert Blum Name: Robert I. Blum Title: President and CEO

-3-	Kilroy Oyster Point [Sixth Amendment] [Cytokinetics Incorporated]